                                                                  Exhibit 11.(b)

               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                                  (unaudited)

                                   Nine Months Ended September 30
                                   ------------------------------
                                       1994              1993
                                   ------------       -----------
Net earnings                       $134,784,000       $83,568,000
                                   ============       ===========

Weighted average number of
 common and common equivalent
 shares outstanding:
 Weighted average common
  shares outstanding                 67,412,297        61,118,198
 Dilutive effect of stock
  options after application
  of treasury-stock method            1,905,303         1,893,630
                                   ------------       -----------
                                     69,317,600        63,011,828
                                   ============       ===========

Earnings per share                        $1.94             $1.33
                                          =====             =====



                                   Three Months Ended September 30
                                   -------------------------------
                                       1994              1993
                                   ------------       -----------

Net earnings                       $ 52,066,000       $32,320,000
                                   ============       ===========

Weighted average number of
 common and common equivalent
 shares outstanding:
 Weighted average common
  shares outstanding                 67,602,359        61,370,262
 Dilutive effect of stock
  options after application
  of treasury-stock method            1,855,632         2,071,156
                                   ------------       -----------
                                     69,457,991        63,441,418
                                   ============       ===========

Earnings per share                         $.75              $.51
                                           ====              ====

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